Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-71904) pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-92318) pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan;

(3)	Registration Statement (Form S-8 No. 333-117033) pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan;

(4)	Registration Statement (Form S-8 No. 333-148249) pertaining to the Emmis Communications Corporation 401(K) Plan;

(5)	Registration Statement (Form S-8 No. 333-171463) pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan;

(6)	Registration Statement (Form S-8 No. 333-184933) pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan;

(7)	Registration Statement (Form S-8 No. 333-205579) pertaining to the Emmis Communications Corporation 2015 Equity Compensation Plan;

(8)	Registration Statement (Form S-8 No. 333-212419) pertaining to the Emmis Communications Corporation 2016 Equity Compensation Plan; and

(9)	Registration Statement (Form S-8 No. 333-219267) pertaining to the Emmis Communications Corporation 2017 Equity Compensation Plan

of our report dated February 28, 2020, with respect to the financial statements of Sound Masking Business (a carved-out business of Lencore Acoustics Corporation) included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 13, 2020